PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424B(3)

Registration No. 333-145448

AIRSHARES (TM) EU CARBON ALLOWANCES FUND

SUPPLEMENT DATED JANUARY 26, 2009 TO

PROSPECTUS DATED DECEMBER 5, 2008

This Supplement updates certain information contained in the Prospectus dated December 5, 2008 (the “Prospectus”) of AirShares™ EU Carbon Allowances Fund (the “Fund”) relating to the listing of the Shares of the Fund on NYSE Arca.  All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

SHARES LISTED ON NYSE ARCA

The Shares of the Fund are listed for trading on NYSE Arca under the symbol “ASO.”  The Shares commenced trading on NYSE Arca on December 15, 2008.  Secondary market purchases and sales of Shares on NYSE Arca will be subject to ordinary brokerage commissions and charges.

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All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF

PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

XSHARES ADVISORS LLC

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